UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D

                      UNDER SECURITIES EXCHANGE ACT OF 1934
                               (Amendment No. 1 )*

                           VIDEO JUKEBOX NETWORK, INC.
                           ---------------------------
                                (Name of Issuer)

                     COMMON STOCK, PAR VALUE $.001 PER SHARE
                     ---------------------------------------
                           (Title of Class Securities)

                                   92656G 10 8
                                   -----------
                                 (CUSIP Number)

                               JOHN G. IGOE, ESQ.
                                EDWARDS & ANGELL
                               250 ROYAL PALM WAY
                            PALM BEACH, FLORIDA 33480
                                 (407) 833-7700
          ------------------------------------------------------------
          (Name, Address and Telephone Number of Person Authorized to
                       Receive Notices and Communications)

                                 AUGUST 6, 1993
             -------------------------------------------------------
             (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with the statement [ ]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

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1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         CEA Investors Partnership II, Ltd.
         Employer I.D. No.: 59-2881170

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2.       Check the appropriate box if a member of a group*
                                                                        (a) [X]
                                                                        (b) [ ]

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3.       SEC Use Only

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4.       Source of Funds*

         00

--------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)                         [ ]

--------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Florida

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         Number of                          7.       Sole Voting Power
         Shares                                      -0-
         Beneficially                       8.       Shared Voting Power
         Owned By                                    10,545,738
         Each                               9.       Sole Dispositive Power
         Reporting                                   -0-
         Person With                        10.      Shared Dispositive Power
                                                     7,136,928
--------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         10,652,662

--------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                                 [X]

--------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         62.1%

--------------------------------------------------------------------------------
14.      Type of Reporting Person*

         PN (Limited)

--------------------------------------------------------------------------------
*SEE INSTRUCTIONS BEFORE FILLING OUT!

--------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         CEA Investors, Inc.
         Employer I.D. No.: 59-2827410

--------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                                       (a) [X]
                                                                       (b) [ ]

--------------------------------------------------------------------------------
3.       SEC Use Only

--------------------------------------------------------------------------------
4.       Source of Funds*

         00

--------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)                        [ ]

--------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Florida

--------------------------------------------------------------------------------
         Number of                          7.       Sole Voting Power
         Shares                                      -0-
         Beneficially                       8.       Shared Voting Power
         Owned By                                    10,545,738
         Each                               9.       Sole Dispositive Power
         Reporting                                   -0-
         Person With                        10.      Shared Dispositive Power
                                                     7,136,928
--------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         10,652,662

--------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                                [X]

--------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         62.1%

--------------------------------------------------------------------------------
14.      Type of Reporting Person*

         CO

--------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

--------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         J. Patrick Michaels, Jr.
         Social Security No.: ###-##-####

--------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                                      (a) [X]
                                                                      (b) [ ]

--------------------------------------------------------------------------------
3.       SEC Use Only

--------------------------------------------------------------------------------
4.       Source of Funds*

         00

--------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)                      [ ]

--------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Florida

--------------------------------------------------------------------------------
         Number of                          7.       Sole Voting Power
         Shares                                      100,000
         Beneficially                       8.       Shared Voting Power
         Owned By                                    10,552,662
         Each                               9.       Sole Dispositive Power
         Reporting                                   100,000
         Person With                        10.      Shared Dispositive Power
                                                     7,143,852
--------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         10,652,662

--------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                              [X]

--------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         62.1%

--------------------------------------------------------------------------------
14.      Type of Reporting Person*

         IN

--------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

--------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         StarNet/CEA II Partners
         Employer I.D. No.: To be applied for

--------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                                     (a) [X]
                                                                     (b) [ ]

--------------------------------------------------------------------------------
3.       SEC Use Only

--------------------------------------------------------------------------------
4.       Source of Funds*

         WC

--------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)                     [ ]

--------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Delaware

--------------------------------------------------------------------------------
         Number of                          7.       Sole Voting Power
         Shares                                      -0-
         Beneficially                       8.       Shared Voting Power
         Owned By                                    10,545,738
         Each                               9.       Sole Dispositive Power
         Reporting                                   -0-
         Person With                        10.      Shared Dispositive Power
                                                     7,136,928
--------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         10,652,662

--------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                              [X]

--------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         62.1%

--------------------------------------------------------------------------------
14.      Type of Reporting Person*

         PN

--------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

         This Amendment No. 1 ("Amendment") to the Statement on Schedule 13D dated July 27, 1993 (the "July Statement"), is jointly filed by the persons listed on the execution pages hereof (the "Reporting Persons") pursuant to the Joint Filing Agreement filed as Exhibit 1.

         This Amendment is filed by the Reporting Persons subsequent to filing by CEA Investors Partnership II, Ltd., CEA Investors, Inc., and J. Patrick Michael's, Jr. (the "CEA Group") of Amendment No. 1 dated July 7, 1993, to the
Schedule 13D dated June 18, 1993 filed by the CEA Group. Schedule 13D dated June 18, 1993, as amended by Amendment No. 1 dated July 7, 1993 and it and its exhibits as well as the July Statement and its exhibits are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings defined in the July Statement.

         This Amendment relates to the common stock, par value $.001 per share (the "Common Stock"), of Video Jukebox Network, Inc., a Florida corporation (the "Company") and is filed pursuant to Rule 13d-2 under the Securities Exchange Act of 1934, as amended (the "Act").

         This Amendment is filed to disclose changes in the status of negotiations and terms of proposed transactions with respect to which the Reporting Persons have agreed to act together to consummate. Items 7, 8, 9, 10, 11 and 13 of the cover pages filed herewith have been amended to reflect numbers of shares of Common Stock as appropriate in light of the amendments described below.

Item 2 of the July Statement is hereby amended and supplemented as follows:

Item 2. Identity And Background

         With respect to the formation of the Joint Venture, StarNet, Inc. ("StarNet") informed the Partnership that it intends to participate in the Joint Venture through StarNet Interactive Entertainment, Inc. ("StarNet INT"), a newly organized Delaware corporation and a wholly owned subsidiary of StarNet. Accordingly, StarNet INT, and not StarNet, will be the co-general partner along with the Partnership in the Joint venture.

         Liberty Program Investments, Inc. ("Liberty") is a record owner of shares of Common Stock of the Company. Liberty is an affiliate of Liberty Cable, Inc., a Wyoming corporation ("Liberty Cable"), the beneficial owner of 50% of the outstanding Common Stock of LCI. The Reporting Persons specifically disclaim any beneficial interest in the shares of the Common Stock beneficially owned by Liberty or by Liberty Cable.

         Liberty and Liberty Cable may be deemed beneficial owners of the shares of Common Stock of the Company to be acquired by the Joint Venture. Because of the contractual arrangements among the stockholders of LCI which grant to Lenfest the exclusive right to control the majority of the Board of Directors of LCI and the management and business affairs of LCI and its subsidiaries, Liberty and Liberty Cable have informed the Reporting Persons that Liberty and Liberty Cable disclaim participation in the group and any beneficial ownership of the shares of the Common Stock of the Company to be acquired by the Joint Venture.

         In connection with the transactions contemplated in connection with the formation of the Joint Venture, the Partnership intends to acquire an irrevocable voting proxy from Venture LW Corporation, a beneficial owner of shares of the Company's Common Stock. Venture LW Corporation may be deemed to be a member of the group by reason of the discussions concerning its contemplated grant of an irrevocable proxy and other agreements to be entered into with the Partnership and the Joint Venture; however, the Reporting Persons do not believe Venture LW Corporation is a member of the group solely by reason of such agreements or for any other reason. The Reporting Persons believe that Venture LW Corporation will disclaim participation in the group.

         In connection with the transactions contemplated in connection with the formation of the Joint Venture, the Partnership intends to acquire an irrevocable voting proxy from Video Holding Corporation, a beneficial owner of shares of the Company's Common Stock. Video Holding Corporation may be deemed to be a member of the group by reason of the discussions concerning its contemplated grant of an irrevocable proxy and other agreements to be entered into with the Partnership and the Joint Venture; however, the Reporting Persons do not believe Video Holding Corporation is a member of the group solely by reason of such agreements or for any other reason. The Reporting Persons believe Video Holding Corporation will disclaim participation in the group.

         Each of the Reporting Persons, other than the Joint Venture, expressly declares that the filing of this Amendment shall not be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by this Amendment.

Item 3 of the July Statement is hereby amended and supplemented as follows:

Item 3.  Source And Amount Of Funds Or Other Consideration

         If the Joint Venture successfully concludes the agreements and arrangements described herein with the Company and certain other shareholders of the Company, the Joint Venture intends to use approximately $3,242,000 of capital (a) to purchase 2,114,520 shares of Common Stock (2,834,908 shares in the event certain rights of refusal are not exercised) for an aggregate price of approximately $1,491,794 or $.7055 per share from New Vision Music, which shares are subject to rights of refusal described in Item 6, and (b) to purchase from the Company for cash, and to acquire the right to purchase, pursuant to certain convertible notes from the Company ("Convertible Notes"), up to 2,187,500 shares of Common Stock for an aggregate purchase price and conversion price of $1,750,000 or $.8O per share

         In order to accommodate the potential exercise of certain preemptive rights by Liberty, the Reporting Persons expect to negotiate an arrangement for the Company to offer an aggregate of 2,386,537 shares of Common Stock to the Joint Venture and Liberty, provided Liberty will be entitled to purchase up to approximately 8.34% or 199,037 shares of Common Stock out of such 2,386,537 shares. Whether or not Liberty exercises such preemptive rights, the Joint Venture intends to purchase up to an aggregate of 2,187,500 shares, including shares underlying the Convertible Notes.

         The source of funds for the proposed purchase of shares from New Vision Music and from the Company and for the proposed purchase of the Convertible Notes from the Company, in excess of $3,200,000 will be capital of the Joint Venture contributed equally by the Partnership and StarNet INT.

         The Partnership has negotiated an agreement in principle, subject to a number of conditions, including the execution of definitive agreements, to acquire an irrevocable proxy to vote shares of Common Stock beneficially owned by Venture LW Corporation. Venture LW Corporation presently beneficially owns 1,417,453 shares of Common Stock, and the Reporting Persons believe that, if the Joint Venture successfully concludes an agreement for the purchase of shares of Common Stock beneficially owned by New Vision Music, Venture LW Corporation will acquire approximately 360,194 shares of Common Stock from New Vision Music pursuant to the exercise of certain rights of refusal described in
Item 6 (1,777,647 shares in the aggregate). The Partnership does not intend to pay monetary consideration for the proxy from Venture LW Corporation; however, the Partnership expects that the definitive agreement with Venture LW Corporation will provide that Venture LW Corporation will grant to the Partnership an irrevocable proxy and certain rights of refusal on proposed sales by Venture LW Corporation of any of its shares of Common Stock (which right of refusal will be assignable to the Joint Venture) and that Venture LW Corporation will waive (or not exercise) certain rights of refusal it may have in consideration of the substantial financial investment in the Company and for other arrangements with the Company to be made by the Joint Venture and its affiliates and the grant by the Partnership of certain so called "tag along" rights, in favor of Venture LW Corporation in the event of certain transactions involving the sale or registration of or merger affecting the shares of Common Stock held by the Joint Venture or the sale of the Partnership's interest in the Joint Venture. The Partnership intends to request that the Joint Venture confirm directly to Venture LW Corporation the grant of such "tag along" rights.

         The Partnership has had discussions with Video Holding Corporation ("VHC") with respect to the grant by VHC of an irrevocable proxy to vote the 720,387 shares of Common Stock beneficially owned by VHC, the 720,387 shares of Common Stock beneficially owned by VHC, the 550,582 shares of Common Stock of VHC may acquire upon conversion of certain convertible debt instruments issued by the Company to VHC and 360,194 shares of Common Stock which VHC may acquire from New Vision Music pursuant to the exercise of certain rights of refusal described in Item 6 (1,631,162 shares in the aggregate).

         Based on the Partnership's discussions with VHC, the Reporting Persons expect that the Partnership and the Joint Venture will reach an agreement in principle with VHC subject to a number of conditions including the execution of definitive agreements, for the grant by VHC to the Partnership of an irrevocable proxy and rights of first refusal and the waiver of certain rights of refusal, in consideration of the agreements of the Partnership and the Joint Venture with the Company and VHC, all on terms substantially similar to those contained in the arrangements with Venture LW Corporation described above and in Item 6.

         Item 4 of the July Statement is hereby amended and supplemented as follows:

Item 4. Purpose Of Transaction.

         The principal purposes of the Joint Venture remain as set forth in Item 4 of the July Statement. Certain aspects of the contemplated transactions require prior approval of the Federal Communications Commission ("FCC"). The Joint Venture does not intend to close those aspects of the contemplated transactions without first obtaining FCC approval. After the contemplated transactions are consummated, the Joint Venture will have the right, by ownership or proxy, to vote a majority of the outstanding shares of Common Stock and therefore to elect all directors of the Company.

         The Reporting Persons reserve the right to, and may in the future, change their purposes or plans with respect to their investment in or proxies for shares of Common Stock, including without limitation the acquisition of additional shares of Common Stock. The Reporting Persons may seek voting proxies from additional shareholders in connection with their purposes and plans or otherwise. Except for the foregoing, as of the date of this statement, the Reporting Persons have no present plans or proposals which relate to or would result in any of the actions described in paragraphs (a) through (j) of Item 4 of Schedule 13D.

         Item 5 of the July Statement is hereby amended and supplemented as follows:

Item 5. Interest In Securities Of The Issuer.

         As described in Item 6 herein, if the Joint Venture successfully concludes the transactions described herein, the Joint Venture: expects to acquire a proxy to vote the 1,417,453 shares of Common Stock beneficially owned by Venture LW Corporation and the 360,194 shares of Common Stock which the Reporting Persons believe that Venture LW Corporation will acquire from New vision Music pursuant to the exercise of certain rights of refusal; will acquire 2,834,908 shares from the Partnership as a capital contribution to the Joint Venture; expects to purchase and acquire the right to purchase pursuant to Convertible Notes up to 2,187,500 shares from the Company; expects to purchase approximately 2,114,520 shares from New Vision Music; and expects to acquire proxies to vote (a) the 720,387 shares of Common Stock beneficially owned by VHC, (b) the 360,194 shares which the Reporting Persons believe VHC will acquire from New Vision Music pursuant to the exercise of certain rights of refusal, and
(c) the 550,582 shares of Common Stock which the Reporting Persons believe VHC will acquire upon conversion of a convertible note issued by the Company to VHC. Assuming the consummation of the foregoing transactions and the issuance of the shares to Michaels described in the July Statement, the aggregate number of shares of Common Stock issued and outstanding will be 17,161,744. Assuming the consummation of the foregoing transactions, including the conversion of the Convertible Notes upon that grant of required FCC approval, and as a result of the rights granted to the Joint Venture to acquire the proxy and shares described above:

         (A) Each of the Partnership, CEA Inventors, and the Joint Venture may be deemed to beneficially own 10,652,662 shares of Common Stock, to have shared power to vote or to direct the vote with respect to 10,545,738 shares of Common Stock, to have shared power to dispose or to direct the disposition with respect to 7,136,928 shares of Common Stock and to have no shares of Common Stock for which any such Reporting Persons has sole voting power or sole dispositive power.

         (B) Michaels may be deemed to beneficially own 10,652,662 shares of Common Stock, to have sole power to vote or to direct the vote with respect to 100,000 shares, to have shared power to vote or to direct the vote with respect to 10,552,662 shares, to have sole power to dispose or to direct the disposition of 100,000 shares and to have shared power to dispose or to direct the disposition of 7,143,852 shares of Common Stock.

Each of the Reporting Persons may be deemed to beneficially own shares which were excluded from their respective responses listed in Item 11 on the cover page filed herewith relating to each Reporting Person including, without limitation, the shares of Common Stock purchasable by Liberty in the event it exercises its preemptive rights with respect to the contemplated sale of 2,187,500 shares by the Company, directly or through conversion of the Convertible Notes.

         Gawthrop may be deemed to be the beneficial owner of 10,653,816 shares of Common Stock with 1,154 shares of Common Stock as to which there is sole power to vote or to direct the vote, 10,545,738 shares as to which there is shared power to vote or to direct the vote, 1,154 shares as to which there is sole power to dispose or to direct the disposition, and 7,136,928 shares as to which there is shared power to dispose or to direct the disposition.

         Cardy may be deemed to the beneficial owner of 10,653,816 shares of Common Stock with 1,154 shares of Common Stock as to which there is sole power to vote or to direct the vote, 10,545,738 shares as to which there is shared power to vote or to direct the vote, 1,154 shares as to which there is sole power to dispose or to direct the disposition, and 7,136,928 shares as to which there is shared power to dispose or to direct the disposition.

         Item 6 of the July Statement is hereby amended and supplemented as follows:

Item 6. Contract, Arrangements, Understandings Or Relationships With Respect To Securities Of The Issuer.

         583,333 shares of Common Stock beneficially owned by VHC and 583,333 shares beneficially owned by Venture LW Corporation are also subject to the "pledge" in favor of Peters and are held in escrow along with the 1,166,667 shares beneficially owned by the Partnership and the 1,166,667 shares beneficially owned by New Vision Music. The Joint Venture expects that New Vision Music will pay its portion of the Note held by Peters. The Partnership intends to pay its portion of the Note. The Partnership and the Joint Venture intend to make it a condition to the consummation of the various transactions with Venture LW Corporation and VHC that they will pay their portion of the Note. Assuming the Note held by Peters is paid in full the escrow will be terminated and all of such shares will be released.

         Since the July Statement was filed, the Joint venture has delivered to New Vision Music its formal written offer to purchase 2,834,908 shares of Common Stock from New Vision Music for an aggregate price of $2,000,000 or approximately $.7055 per share. Notwithstanding the Joint Venture's prior belief concerning its proposed arrangements with New Vision Music, New Vision Music has informed the Joint Venture that it will not be in a position to give formal consideration to the formal written offer until the week of August 9, 1993 and the Joint Venture expects a formal response from New Vision Music on or about August 11, 1993. The closing of all of the contemplated transactions described in the July Statement and in this Amendment is contingent on New Vision Music's sale of such 2,834,908 shares on substantially the terms contained in the written offer.

         The Joint Venture expects that it or the Partnership will enter into arrangements with Venture LW Corporation and VHC with respect to the proposed purchase by Venture LW Corporation and VHC of a portion of the 2,834,908 shares the Joint Venture has offered to purchase from New Vision Music. Under the Dissolution Agreement dated as of December 7, 1992 among the partners of VJN Partners (consisting of VHC, Venture LW Corporation, New Vision Music and the Partnership), Venture LW Corporation and VHC have certain rights of refusal with respect to transfers of certain of the shares of the Company's Common Stock held beneficially by any of such former partners occurring within one year of the date of such Dissolution Agreement. Since the July Statement was filed, Venture LW Corporation and VHC have each expressed interest to the Partnership in exercising at least part of such rights of refusal. Based on discussions to date, the Partnership and the Joint Venture believe that Venture LW Corporation intends to purchase 360,194 shares of Common Stock, and that VHC intends to purchase 360,194 shares of Common Stock out of the 2,834,908 shares the Joint venture has offered to purchase from New Vision Music. Accordingly, the Joint Venture intends to purchase 2,114,520 shares from New Vision Music.

         The Joint Venture expects that the purchase price payable to New Vision Music by the Joint Venture, Venture LW Corporation and VHC will be $.7055 per share of Common Stock, or an aggregate of $2,000,090 for all 2,834,908 shares.

         In the event that Venture LW Corporation does acquire any shares of Common Stock from New Vision Music, the Partnership and Joint Venture expect that such shares will be subject to the irrevocable proxy, right of refusal and co-sale arrangements negotiated with respect to the shares of Common Stock presently beneficially owned by Venture LW Corporation. Such proposed arrangement is more specifically described in Item 3 above.

         As noted in Item 3 above, the Partnership is currently in discussions with VHC and, subject to a number of conditions, expects that, if the proposed transactions described herein are consummated, VHC and the Partnership and the Joint Venture will enter into irrevocable proxy, right of refusal and co-sale arrangements containing terms substantially the same as those contained in the arrangements with Venture LW Corporation described above. Further, the Reporting Persons expect that VHC will exercise its right to convert the Company's convertible note presently held by VHC into 550,582 shares of Common Stock and that VHC will purchase approximately 360,194 of the shares of Common Stock the Joint Venture has offered to purchase from New Vision Music and that a11 of such shares will be subject to the irrevocable proxy, right of refusal and co-sale arrangements. All of such arrangements are subject to the negotiation of definitive agreements.

         The Company did not sign and return the Company Letter of Intent by the close of business on Tuesday, July 27, 1993 and the Joint Venture has not withdrawn its offer set forth in the Company Letter of Intent. Discussions and negotiations among the Company and the Partnership and StarNet are continuing. The Partnership and StarNet delivered a letter dated August 6, 1993 ("Extension Letter") (attached hereto as Exhibit 2) to the Company. The Extension Letter specifies August 12, 1993 (or such later date as the parties may agree) as the date for execution of a definitive Stock Purchase Agreement and sets forth the terms of the proposed transactions with the Company.

         To comply with certain requirements of the Federal Communications Commission ("FCC") which may apply to the transactions contemplated, the Joint Venture has proposed that the transactions be structured to permit (a) prompt consummation of those aspects which can be closed without prior FCC approval and
(b) deferred consummation of those aspects which may require prior FCC approval.

         Under FCC rules applicable to the Company, the acquisition of control of the Company by the Joint Venture and the proposed Management Agreement between the Company and StarNet would constitute a change of control which will require FCC approval with respect to the transfer of certain low power television station licenses ("LPTV Licenses") held by the Company. The Extension Letter contemplates that the proposed Management Agreement will not take effect until FCC approval is obtained or is no longer required and that pending FCC approval or events eliminating the need for FCC approval, the Company will enter into a Consulting Agreement with StarNet, pursuant to which StarNet will advise the Company's management, for a consulting fee of $25,000 per month.

         No action will be taken by the Joint Venture or directors to appoint H.F. Lenfest and Alan McGlade to serve on the Board of Directors of the Company or to serve as officers of the Company until after required FCC approval is obtained or is no longer required.

         As provided in the Extension Letter, the Joint Venture has expressed its interest and intent to increase the total cash investment by the Joint Venture in the Company up to $1,750,000, part of which may be used to purchase shares of Common Stock at a price of $.80 per share, and part of which may be used to purchase Convertible Notes of the Company convertible into shares of Common Stock at a price of $.80 per share. As a result, the Joint Venture would acquire a maximum aggregate number of 2,187,500 shares,

         The Joint Venture intends to seek the Company's commitment in the definitive Stock Purchase Agreement that, in the event FCC approval is not obtained within a reasonable period of time, the Company will spin-off or otherwise divest (the "Spin-Off") itself of the LPTV Licenses. Upon the Company's receipt of FCC approval or upon disapproval by the FCC and/or the consummation of the Spin-Off of the LPTV Licenses, the Joint Venture intends to convert the Convertible Notes and to acquire the shares of Common Stock underlying such Convertible Notes.

         The transactions contemplated by the Joint Venture with respect to the Company are subject to (i) the waiver or modification of certain rights of refusal held by VHC and Venture LW Corporation in connection with which the Joint Venture believes that VHC and Venture LW Corporation will each purchase approximately 360,194 shares of Common Stock, respectively, from New Vision Music, and (ii) the sale by New Vision Music of its 2,834,908 shares of Common Stock.

         Assuming all transactions proceed, the Reporting Persons expect that the Company will offer 2,386,537 shares of Common Stock to the Joint Venture and to Liberty, in accordance with the Company's obligations to afford Liberty preemptive rights. Liberty may elect to exercise its preemptive rights to purchase up to 199,037 shares of Common Stock. Whether or not Liberty exercises such preemptive rights, the Joint Venture intends to purchase from the Company a portion of 2,187,500 shares and one or more Convertible Notes convertible into a number of shares not exceeding the balance of such 2,187,500 shares.

         The registration rights to be granted to the Joint Venture under a proposed Registration Rights Agreement between the Joint Venture and the Company will include the shares the Joint Venture intends to purchase and the shares underlying one or more Convertible Notes the Joint Venture intends to purchase from the Company.

         In the event all transactions contemplated are consummated the shares of Common Stock acquired by contribution from the Partnership (2,834,908), by purchase from New Vision Music (expected to be 2,114,520) and by purchase from the Company (expected to be 2,187,500) will be held of record by the Joint Venture.

         The Joint Venture is being formed as a Delaware general partnership with the Partnership and StarNet INT, as its sole general partners.

         Except as specifically modified, amended or supplemented by this Amendment No. 1, all of the information in the July Statement is hereby confirmed.

Item 7. Material To Be Filed As Exhibits

         Exhibit 1. Joint Filing Agreement with respect to the joint filing of Amendment No. 1 to Schedule 13D and all amendments thereto.

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

         Exhibit 2.        Letter dated August 6, 1993 from CEA
                           Investors Partnership II, Ltd. and StarNet,
                           Inc. to Board of Directors of Video Jukebox
                           Network, Inc.

                                   SIGNATURES

         The undersigned, after reasonable inquiry and to the best of their knowledge and belief, certify that the information set forth in this statement is true, complete, and correct.

CEA INVESTORS PARTNERSHIP II,           CEA INVESTORS, INC., a
LTD. a Florida limited partnership      Florida corporation

By: CEA Investors, Inc., General
Partner

                                        By: /s/ H. GENE GAWTHROP
                                           --------------------------------
                                        As: VP

By: /s/ H. GENE GAWTHROP                Dated:   AUGUST 9, 1993
   ---------------------------------
As:      VP

Dated:   AUGUST 9, 1993

/s/ J. PATRICK MICHAELS, JR.
------------------------------------
J. Patrick Michaels, Jr.

                                        STARNET/CEA II PARTNERS
Dated: AUGUST 9, 1993                   By: CEA Investors Partnership
                                        II, Ltd., a Florida Limited Partnership,
                                        its General Partner

                                        By: CEA Investors, Inc.,
                                              General Partner

                                        By: /s/ H. GENE GAWTHROP
                                            -----------------------------------
                                        As: VP

                                        Dated:   AUGUST 9, 1993

                                       14